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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HERMAN MILLER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 24, 2006
Dear Shareholder
Herman Miller, Inc.’s fiscal year ended June 3, 2006. Enclosed you will find the 2006 Report to Shareholders and a proxy card to vote your shares. You may vote your shares by mail, the Internet, or telephone.
Our Annual Shareholders’ Meeting is scheduled for September 28, 2006. This year’s meeting is at The Westin Detroit Metropolitan Airport, Columbus Room, 2501 Worldgateway Place, Detroit, Michigan. I will convene the business meeting promptly at 9:00 a.m. (EDT).
During the business meeting we will elect four members to the Board of Directors, take action on one proposal, and transact any other business as may come before the meeting. Sincerely,
Michael A. Volkema
Chairman of the Board
Your vote is important. Please complete, sign, date, and promptly return your proxy card in the enclosed envelope, or you may vote your shares by calling the toll-free telephone number or using the Internet as described in the instructions with your proxy card.

Notice of Annual Meeting of Shareholders
The annual meeting of the shareholders of Herman Miller, Inc. (the “company”), will be held on September 28, 2006, at The Westin Detroit Metropolitan Airport, Columbus Room, 2501 Worldgateway Place, Detroit, Michigan at 9:00 a.m. (EDT) for the following purposes:
1. To elect four directors, each for a term of three years
2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm
3. To transact such other business as may properly come before the meeting or any adjournment thereof
Shareholders of record at the close of business on July 31, 2006, will be entitled to vote at the meeting. Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope or submit your vote via telephone or Internet. If you do attend the meeting and wish to vote in person, you may do so even though you have previously voted by proxy.
By order of the Board of Directors
Daniel C. Molhoek, Secretary to the Board August 24, 2006

7	Solicitation of Proxies

8	Election of Directors

9	Ratification of Appointment of Independent Registered Public Accounting Firm

10	Voting Securities and Principal Shareholders

11	Director and Executive Officer Information

16	Corporate Governance and Board Matters

18	Compensation of Board Members and Nonemployee Officers

19	Board Committees

20	Report of the Audit Committee

21	Executive Compensation Committee Report

26	Summary Compensation Table

27	Option Grants in Last Fiscal Year

28	Aggregated Stock Option Exercises in Fiscal 2006 and Year End Option Values

28	Long-Term Incentive Plans—Awards in Last Fiscal Year

29	Equity Compensation Plan Information

29	Pension Plan

30	Other Arrangements

30	Shareholder Return Performance Graph

31	Section 16(a) Beneficial Ownership Reporting Compliance

31	Submission of Shareholder Proposals for the 2007 Annual Meeting

32	Miscellaneous

Herman Miller, Inc.
855 East Main Avenue
PO Box 302
Zeeland, Michigan 49464-0302
Proxy Statement Dated August 24, 2006
This Proxy Statement is furnished to the shareholders of Herman Miller, Inc., in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders. This meeting will be held on Thursday, September 28, 2006, at 9:00 a.m. (EDT) at The Westin Detroit Metropolitan Airport, Columbus Room, 2501 Worldgateway Place, Detroit, Michigan.
Solicitation of Proxies
Each shareholder, as an owner of the company, is entitled to vote on matters scheduled to come before the annual meeting. The use of proxies allows a shareholder to be represented at the annual meeting if he or she is unable to attend the meeting in person. The proxy card accompanying this Proxy Statement is to be used for that purpose. Also, you can vote by proxy through the use of telephone or the Internet, as explained on the enclosed proxy card.
If the proxy card is properly executed and returned to the company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in the proxy and for the proposal described in this Proxy Statement.
A proxy may be revoked prior to its exercise by (i) delivering a written notice of revocation to the Secretary of the company, (ii) executing a proxy at a later date, or (iii) attending the meeting and voting in person. However, attendance at the meeting does not automatically serve to revoke a proxy.

Election of Directors
The Board of Directors has nominated Douglas D. French, John R. Hoke III, James R. Kackley, and Michael A. Volkema for election as directors, each to serve until the 2009 annual meeting. Each of the nominees previously has been elected as a director by our shareholders, except for Mr. Hoke who was appointed to the Board in fiscal 2006.
The latter portion of this Proxy Statement contains more information about the nominees. Unless otherwise directed by a shareholder’s proxy, the people named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for such substituted nominees. Proxies cannot be voted for a greater number of people than the number of nominees named.
A plurality of the votes cast at the meeting is required to elect the nominees as our directors. Accordingly, the four people who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.
The Board of Directors recommends a vote FOR the election of all people nominated by the Board.

Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm for the fiscal year ending June 2, 2007. Representatives of Ernst & Young will be present at the annual meeting of shareholders and available to respond to appropriate questions. The Ernst & Young representatives will have the opportunity to make a statement if they so desire. Although the submission of this matter for approval by shareholders is not legally required, our Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of our shareholders. If our shareholders do not approve the selection of Ernst & Young, the selection of this firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.
Disclosure of Fees Paid to Independent Auditors
Aggregate fees billed to us for the fiscal years ended May 28, 2005, and June 3, 2006, by our independent registered public accounting firm, Ernst & Young, were as follows:

Fiscal Year Ended	May 28, 2005	June 3, 2006
Audit Fees(1)	1,184,300	1,197,000
Audit Related Fees(2)	15,000	30,000
Tax Fees(3)	99,300	17,000
All Other Fees	0	0
Total	$1,298,600	$1,244,000

(1)	Includes fees billed for the audit of and accounting consultations related to our consolidated financial statements included in Form 10-K, including the associated audit of our internal controls, the review of our financial statements included in our quarterly reports in Form 10-Qs, and services in connection with statutory and regulatory filings.

(2)	Includes fees billed for audits of employees benefits plans and accounting consultations that are unrelated to the audit or review of financial statements.

(3)	Includes fees billed for tax compliance, tax advice and, tax planning
Our Audit Committee has adopted a policy for pre-approving all permissible services performed by Ernst & Young and other firms. This policy requires the Committee’s pre-approval of all services that may be provided by our independent registered public accounting firm and audit services provided by other firms. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services. All of the services provided by Ernst & Young under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee under this policy.

Voting Securities and Principal Shareholders
On July 31, 2006, we had 65,272,823 shares of common stock issued and outstanding, par value $.20 per share. Shareholders are entitled to one vote for each share of common stock registered in their names at the close of business on July 31, 2006, the record date fixed by our Board of Directors. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent. As of July 31, 2006, no person was known by management to be the beneficial owner of more than five percent of our common stock, except as follows.

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
	of Beneficial Ownership
Ariel Capital Management, Inc.	8,787,898	(1)	13.46
200 East Randolph Dr., Ste. 2900
Chicago, Illinois 60601

Barclays Global Fund Advisors	3,494,533	(2)	5.35
45 Fremont Street
San Francisco, CA 94105

(1)	This information is derived from notification received by us from the beneficial owner, including notice that it has sole voting power as to 7,424,378 shares and sole dispositive power as to 8,786,828 shares.

(2)	This information is derived from notification received by us from the beneficial owner, including notice that it has sole voting power as to 2,681,953 shares and sole dispositive power as to 3,494,533 shares.

Director and Executive Officer Information
Security Ownership of Management
The following table shows, as of July 31, 2006, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this Proxy Statement and by all directors and executive officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Named Executive	Amount and Nature	Percent of Class(2)
	of Beneficial Ownership(1)
Brian C. Walker	350,519	.53
Elizabeth A. Nickels	194,634	.29
Andrew J. Lock	117,598	.18
John Portlock	175,317	.26
Gary S. Miller	350,722	.53
All executive officers and directors as a group (21 persons)	2,510,569 (3)	3.77

(1)	Includes the following number of shares with respect to which the Named Executives have the right to acquire beneficial ownership under stock options exercisable in 60 days: Mr. Walker—60,436; Ms. Nickels—136,876; Mr. Lock—99,209; Mr. Portlock—160,123; and Mr. Miller—193,068. Includes the following number of shares that are restricted and subject to certain conditions: Mr. Walker—165,000; Ms. Nickels —18,579; Mr. Lock—1,107; Mr. Portlock—2,000; and Mr. Miller—60,000.

(2)	Calculated based on the number of shares outstanding plus the option shares referred to in footnote (3) below.

(3)	Included in this number are 1,372,740 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options exercisable within 60 days.

The Board of Directors
The information in the following table relating to each nominee’s and director’s age, principal occupation or employment for the past five years, and beneficial ownership of shares of common stock as of July 31, 2006, has been furnished to us by the respective nominees and directors. Except as described in the notes following the table, the following nominees and directors have sole voting and dispositive power as to all of the shares set forth in the following table.

Name and Principal Occupation	Age	Year First	Shares	Percent of
		Became a	Owned(1)	Class(2)
		Director
Nominees for Election as Directors for Terms to Expire in 2009

Douglas D. French	52	2002	29,188	.04
Since May 2004—
Principal, JD Resources, LLC
January 2000 to May 2004—
President and Chief Executive Officer,
Ascension Health

John R. Hoke III	41	2005	1,784	.00
Since July 2003—
Vice President, Global Footwear Design, NIKE, Inc.
January 2002 to July 2003—
Global Creative Director, Footwear Design, NIKE, Inc.
August 1999 to January 2002—
Global Creative Director, Brand Design, NIKE, Inc.

James R. Kackley	64	2003	23,361	.04
Since May 2002—
Private Investor
From June 1999 to May 2002—
Adjunct professor, Kellstadt School of Management
DePaul University

Michael A. Volkema	50	1995	252,471	.38
Since 2000—
Chairman of the Board, Herman Miller, Inc.
July 1995 to July 2004—
Chief Executive Officer, Herman Miller, Inc.
From May 1995 to March 2003—
President, Herman Miller, Inc.

Name and Principal Occupation	Age	Year First	Shares	Percent of
		Became a	Owned(1)	Class(2)
		Director
Directors Whose Terms Expire in 2008

Mary Vermeer Andringa	56	1999	32,331	.05
Since February 2003—
Chief Executive Officer, Vermeer Manufacturing
From 1989 to February 2003—
Chief Operating Officer, Vermeer Manufacturing
Since 1989—
President, Vermeer Manufacturing

Lord Brian Griffiths of Fforestfach	64	1991	86,155	.13
Since 1991—
International Advisor,
Goldman Sachs International Limited
and House of Lords, United Kingdom

J. Barry Griswell	57	2004	10,000	.02
Since January 2002—
Chairman of the Board, Principal Financial Group, Inc., and Principal Life
Since April 2001—
President and Chief Executive Officer, Principal Financial Group, Inc.
Since January 2000—
Chief Executive Officer, Principal Life
Since March 1998—
President, Principal Life

Brian C. Walker	44	2003	350,519 (3)	.53
Since July 2004— President and Chief Executive Officer, Herman Miller, Inc.
March 2003 to July 2004—
President and Chief Operating Officer,
Herman Miller, Inc.
From December 1999 to March 2003—
President, Herman Miller North America

Name and Principal Occupation	Age	Year First	Shares	Percent of
		Became a	Owned(1)	Class(2)
		Director
Directors Whose Terms Expire in 2007

C. William Pollard	68	1985	83,338 (4)	.13
Since April 2002—
Chairman Emeritus, The ServiceMaster Company
Since January 2005—
Chairman of the Board, UnumProvident Corporation
March 2003 to January 2005—
Co-Chairman of the Board, UnumProvident Corporation
April 2002 to January 2003—
Chairman of Executive Committee, The ServiceMaster Company
January 1994 to April 2002—
Chairman of the Board, The ServiceMaster Company

Dorothy A. Terrell	61	1997	42,469	.06
Since April 2005—
President and Chief Executive Officer, Initiative for a Competitive Inner City
Since April 2003—
Venture Partner, First Light Capital
February 1998 to August 2002—
President, Platform Service Group, and
Senior Vice President, Worldwide Sales,
NMS Communications Corporation

David O. Ulrich	52	2001	55,860	.08
Since 1982—
Professor, University of Michigan Business School

1)	Shares shown for each director include the following number of shares which that director has the right to acquire beneficial ownership under stock options exercisable within 60 days: 25,518 shares for Mr. French; 18,577 shares for Mr. Kackley; 11,575 shares for Ms. Andringa; 37,605 shares for Lord Griffiths; 60,436 shares for Mr. Walker; 43,721 shares for Mr. Pollard; 32,775 shares for Ms. Terrell; 55,860 shares for Mr. Ulrich.

(2)	Percentages are calculated based upon shares outstanding plus shares that the director has the right to acquire under stock options exercisable within 60 days.

(3)	Includes 165,000 shares for Mr. Walker of restricted stock, which are subject to forfeiture under certain conditions.

(4)	Includes 1,612 shares owned of record and beneficially by Mr. Pollard’s wife. Mr. Pollard disclaims beneficial ownership of these shares. Additionally, 29,500 shares are owned by a family partnership.

Mr. Kackley also is a director of PepsiAmericas, Inc. Mr. Volkema also is a director of Applebee’s International, Inc. and Wolverine Worldwide, Inc. Brian Griffiths, Lord Griffiths of Fforestfach, also is a director of The ServiceMaster Company. Mr. Griswell also is a director of Principal Financial Group, Inc. Mr. Walker also is a director of Briggs & Stratton Corporation. Mr. Pollard also is a director of UnumProvident Corporation. Ms. Terrell also is a director of General Mills, Inc. There are no family relationships between or among our directors, nominees, or any of our executive officers.

Corporate Governance and Board Matters
Board Governance Guidelines
For many years, our Board of Directors has been committed to sound and effective corporate governance practices. These practices reflect the Board’s long-standing philosophy that a proper structure, appropriate policies and procedures, and reflective cultural factors provide the cornerstone to good governance. The Board documented those practices by adopting our Board Governance Guidelines. These Guidelines address director responsibilities, the composition of the Board, required Board meetings and materials, Board committee composition and responsibilities, and other corporate governance matters. Under our Guidelines, a majority of the members of our Board must qualify as independent under the listing standards of the National Association of Securities Dealers (NASD). Our Guidelines also require the Board to have, among other committees, an Audit Committee, Executive Compensation Committee, and a Nominating and Governance Committee, and that each member of those committees qualify as an independent director under the NASD listing standards. Our Board Governance Guidelines, as well as the charters of each of the foregoing committees, are available for review on our website at www.hermanmiller.com/governance.
Code of Conduct
Our Board has adopted a Code of Conduct that applies to all of our employees, officers, and directors. This code also serves as the code of ethics for our CEO and senior financial officers. This code is posted on our website at www.hermanmiller.com/code. Any changes to or waivers of the code must be approved by the Board of Directors and will be disclosed. There were no changes or waivers in fiscal year 2006.
Determination of Independence of Board Members
As required by our Board Governance Guidelines, our Board has determined that each of our directors, other than Messrs. Volkema and Walker, qualifies as an “Independent Director,” as such term is defined in the NASD listing standards, and that none of those directors has a material relationship with Herman Miller. The Board’s determination was made as a result of its review of completed individual questionnaires addressing the nature and extent of each member’s relationship with the company and taking into consideration the definition of “Independent Director” under the NASD rules. Our Board also determined that each member of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees as prescribed by the NASD listing standards, and, as to the Audit Committee, the applicable rules of the Securities and Exchange Commission.
Meeting Attendance
Each of our directors is expected to attend all meetings of the Board and applicable committee meetings. They are also encouraged to attend our annual meeting of shareholders. Eight of our directors attended our 2005 Annual Shareholders’ Meeting. During fiscal 2006, the Board held five meetings; each director attended at least 75 percent of the aggregate number of meetings of our Board and Board committees which they were expected to attend. Consistent with the requirements of our Guidelines, our Board met in executive sessions, without the presence of management, following the conclusion of each regularly scheduled Board meeting. These meetings were chaired by the Chairman, Mr. Volkema. In addition, following two of the Board Meetings, the independent directors met separately. These meetings were chaired by Mr. Crockett.

Communications with the Board
Shareholders and other parties interested in communicating directly with one or more of our directors may do so by writing to us, c/o Corporate Secretary, 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302. The Corporate Secretary will forward all relevant correspondence to the director or directors to whom the communication is directed.
Director Nominations
Our Bylaws contain certain procedural requirements applicable to shareholder nominations of directors. Shareholders may nominate a person to serve as a director if they provide written notice to us not later than sixty days prior to the date of that year’s annual meeting and, with respect to any special meeting at which a director is to be elected, not later than 10 days after the date of notice of that meeting. The notice must include (1) the name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulations 14A of the Exchange Act had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director.
Our Nominating and Governance Committee is currently utilizing the services of a third party search firm to assist in the identification and evaluation of board member candidates.
Our Nominating and Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board. However, it has not established specific, minimum qualifications for director nominees. This committee does assess the experience and background of prospective candidates, including his or her independence. The committee’s charter authorizes the committee to consider all factors it considers appropriate, including the candidate’s experience and knowledge of our history and culture, as well as his or her experience and background in manufacturing, design, marketing, technology, finance, management structure and philosophy, including his or her experience as a senior executive officer of a public company. In light of these general requirements, our governance committee reviews the suitability of each person nominated to our Board. In the past, through the board evaluation process, the committee has determined whether there were any skills or experience that needed to be added to the Board and used that information to help establish criteria for Board member searches and candidate evaluation. All candidates, by whomever nominated, are evaluated in the same manner and under the same standards.
The Nominating and Governance Committee has not received any recommended nominations from any of our shareholders in connection with our 2006 annual meeting. The nominees who are standing for election as directors at the 2006 annual meeting are incumbent directors recommended by the committee and nominated by the Board.

Compensation of Board Members and Nonemployee Officers
Directors Compensation
Last year we paid an annual retainer of $105,000 to directors who were not full-time employees of the company. In addition, a $5,000 retainer fee was paid to the chairpersons of Board committees except for the Audit committee chairperson who received a $10,000 retainer fee. The annual retainer and chairperson fee (if appropriate) is payable by one or more of the following means, as selected by each director: (1) in cash; (2) in shares of our stock valued as of January 15 of each year; (3) credit under the Director Deferred Compensation Plan described below, with company common stock units valued as of January 15 of each year; (4) stock options valued as of January 15 of each year under the Black-Scholes Valuation Model; or (5) as a contribution to our company employee scholarship fund. Any director who does not meet the stock ownership guideline of $300,000 of company stock must take at least 50 percent of his or her fee in one of the permissible forms of equity.
The annual retainer fee for the Chairman of the Board is $295,000.
Stock Compensation Plan
We have in effect a Stock Compensation Plan, approved and adopted by our shareholders, under which nonemployee officers and directors may be granted options to purchase shares of our stock if they elect to receive their compensation in stock options. Subject to certain exceptions, the options are not exercisable until 12 months after the date of grant and expire 10 years after the date of the grant. The option price is payable upon exercise in cash or, subject to certain limitations, in shares of our stock already owned by the optionee, or a combination of shares and cash.
Deferred Compensation Plan
We also maintain a Nonemployee Officer and Director Deferred Compensation Stock Purchase Plan. The Plan permits participants to defer receipt of all or a portion of the total annual retainer and Chairman of the Board and committee chair fees to his or her account under the plan expressed in stock units equivalent to shares of our stock.
Stock Ownership Guidelines
Director stock ownership guidelines have been in effect since 1997. These guidelines, like those of the management team, are intended to reinforce the importance of linking shareholder and director interests. Under these guidelines, beginning in 2000, each director is encouraged to reach a minimum level of share ownership at $300,000 over a five-year period after first becoming a director.

Board Committees
Our Board has four standing committees. Committee responsibilities are detailed in written charters. These charters are available on our Internet website at www.hermanmiller.com/charters. The committees are as follows:
Executive Compensation Committee
We have an Executive Compensation Committee comprised of David O. Ulrich (chair), Mary V. Andringa, and J. Barry Griswell. The Executive Compensation Committee recommends to the Board the annual executive incentive plan and the annual remuneration of our Chief Executive Officer and President, approves the annual renumeration and executive incentive plan for the other executive officers, grants employee stock options and other equity awards, and acts as the administrative committee for our employee stock option and long-term incentive plans. The committee met five times during the last fiscal year.
Nominating and Governance Committee
We have a Nominating and Governance Committee comprised of C. William Pollard (chair), E. David Crockett, and Dorothy A. Terrell. The Nominating and Governance Committee develops and recommends to the Board governance standards and policies and board compensation including that of the chairman of the board. In addition, the committee identifies and recommends to the Board candidates for election to fill vacancies on the Board. The committee met four times during the last fiscal year.
Executive Committee
We have an Executive Committee comprised of Michael A. Volkema (chair), C. William Pollard, Thomas C. Pratt, and David O. Ulrich. The Executive Committee acts from time to time on behalf of the Board in managing our business and affairs (except as limited by law or our Bylaws) and is delegated certain assignments and functions by the Board of Directors. The committee met five times during the last fiscal year.
Audit Committee
We have an Audit Committee comprised of Thomas C. Pratt (chair), Douglas D. French, and James R. Kackley. Mr. Kackley is qualified as and serves as the “Audit Committee financial expert” within the meaning of the applicable SEC regulations. This Committee, composed entirely of independent directors under the applicable listing standards of the National Association of Securities Dealers (NASD), as well as the requirements of the Sarbanes-Oxley Act of 2002, is responsible for overseeing management’s reporting practices and internal controls on behalf of the Board of Directors. The Committee is also responsible for appointing, approving the compensation of, and overseeing our independent registered public accounting firm. The Audit Committee met ten times during the past fiscal year. The March 2006 meeting included an annual review of the Committee’s written charter.

Report of the Audit Committee
The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the company, the audits of the company’s financial statements and management’s assessment of the company’s internal controls, the qualifications of the public accounting firm engaged as the company’s independent registered public accounting firm, and the performance of the company’s internal auditors and independent registered public accounting firm. The Committee’s function is more fully described in its charter, which the Board has adopted. The Committee reviews the charter on an annual basis. The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Committee meets that standard.
Management is responsible for the preparation, presentation, and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The company’s independent registered public accounting firm, Ernst & Young, LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. Ernst & Young, LLP is also responsible for providing an opinion on the effectiveness of the company’s internal control over financial reporting as well as management’s assessment thereof.
We have reviewed—and discussed with management and Ernst & Young, LLP—the company’s audited financial statements for the year ended June 3, 2006, management’s assessment of the effectiveness of the company’s internal controls over financial reporting, and Ernst & Young, LLP’s evaluation of the company’s internal controls over financial reporting.
We have discussed with Ernst & Young, LLP the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
We have received and reviewed the written disclosures and the letter from Ernst & Young, LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Ernst & Young, LLP their independence including a consideration of the compatibility of non-audit services with their independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the company’s Form 10-K Report for the year ended June 3, 2006, and we selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2007. The Board is recommending that shareholders ratify that selection at the annual meeting.
Thomas C. Pratt (chair) Douglas D. French James R. Kackley

Executive Compensation Committee Report
Committee Structure and Purpose
The Executive Compensation Committee (the “Committee”) of the Board of Directors is comprised of three directors, each qualifying as an independent director under NASDAQ’s listing requirements. The Committee’s primary functions are to oversee the compensation philosophy and strategy of the company and to act as the Administrative Committee for the company’s key executive and director compensation plans. During fiscal year 2006, the Committee met five times.
The Committee is responsible for recommendations to the full Board with respect to the annual remuneration of the company’s President and Chief Executive Officer. This recommendation covers all aspects of the President and Chief Executive Officer’s compensation including base salary, incentive pay, and equity-based compensation. The Committee approves the annual remuneration for all other Corporate Officers. The Committee also establishes the performance objectives for the annual executive incentive and the equity-based compensation plans, which cover the President and Chief Executive Officer, Corporate Officers, and executive employees of the company. The company’s President and Chief Executive Officer establishes the base salary of all other company executives.
External Consultants
The Committee believes that executive compensation should be established with the assistance of independent external consultants. The Committee also believes compensation should be based on market data developed and analyzed by the consultants. During fiscal year 2006, the Committee retained Towers Perrin to provide outside executive compensation services to the Committee concerning certain aspects of executive compensation including the compensation of the Chairman, the President and Chief Executive Officer, and Corporate Officers. Towers Perrin concluded that the compensation program established for those officers is consistent with the company’s compensation philosophy as described below. The Company also retains independent external consultants for other specialized work as may be required during the course of business, such as recommending Board of Directors’ compensation, conducting a review of retirement or other benefit programs, and establishing change-in-control provisions.
Compensation Philosophy
The company’s compensation philosophy, as formulated by the Committee and endorsed by the Board of Directors, is designed to allow for an appropriate level of risk and a corresponding compensation reward at a level that bears a relationship to the competitive market. Consistent with this philosophy, a key objective of the Committee is to ensure the design of the Executive Compensation Program will achieve the following objectives:
•	Link a material portion of annual compensation directly to operating performance
•	Reinforce our values, build corporate community, and focus employees on common goals
•	Align the interests of executives with the long-term interests of shareholders
•	Attract, motivate, and retain executives of outstanding ability
The Committee believes that the compensation plans described on the next page reflect this philosophy.

Executive Compensation Program
The annual Executive Compensation Program consists of a base salary, an annual bonus opportunity under the Incentive Cash Bonus Plan, and equity awards under the Long-Term Incentive Plan. Recognized salary surveys for executive officers are regularly utilized to ensure the company provides market competitive compensation. As noted, the Committee has engaged Towers Perrin to provide ongoing advice to the Committee on the market competitiveness of the Executive Compensation Program.
Base Salary
The salaries of the company’s President and Chief Executive Officer and other executives are established through market matching of external data and then implemented on a performance-based evaluation system. Each executive’s performance is evaluated by his or her superior. This evaluation considers the employee’s overall performance relative to the achievement of corporate objectives, as well as individual contributions and achievements. The Committee applies the same evaluation principles to the company’s President and Chief Executive Officer.
EVA-Based Cash Incentive Compensation
Beginning in fiscal 1997, the incentive compensation plans of corporate officers, vice presidents, and other executives across the company were linked to the EVA concept. At the 1998 Annual Meeting, the company’s shareholders approved the company’s Incentive Cash Bonus Plan, which utilizes an EVA performance measurement system to determine the amount of annual cash bonus compensation. In 2004, the company received approval from shareholders for the Executive Incentive Cash Bonus Plan, which utilizes an EVA-based calculation as the sole measurement of performance. The Committee approves participants in the plan together with their target incentive payment, expressed as a percentage of their base salary. For fiscal year 2006, based on the EVA performance, participants in the plan received incentive payments amounting to 1.8272 times their individual targets. The Committee continues to believe that the utilization of the EVA measurement system, with its focus on maximizing the company’s return on capital investments relative to its cost of capital, is an effective means of evaluating and rewarding executive performance.
Executive Stock Ownership Guidelines
The Committee believes that significant stock ownership by top management is of critical importance to the ongoing success of the company, since it closely links the interests of senior management and company shareholders. Stock ownership requirements apply to the nine members of the Executive Leadership Team for the company. Under these requirements, the President and Chief Executive Officer must own shares of company stock with an aggregate market value of at least six (6) times base salary. The eight Corporate Officers (all direct reports to the CEO) must own shares with an aggregate market value of four (4) times their respective base salaries. All participants must achieve their ownership requirement over a five-year period from the date of their appointment to the position. Ownership for the purpose of the guidelines is defined to include shares owned by the executives, as well as shares held in profit sharing, 401(k), restricted stock and restricted stock units (both vested and unvested), and deferred accounts for his or her benefit. Unexercised stock options are not included in the calculation of an executive’s total ownership.

Equity-Based Compensation
The shareholders in 2004 approved the company’s Long-Term Incentive Plan. The plan authorizes the company to issue stock, restricted stock, options, restricted stock units, and other forms of equity based compensation. The three key objectives of the plan are:
•	To institute a system that would move Corporate Officers with ownership requirements toward that target on an annual basis with the opportunity for higher rewards in recognition of exceptional results.
•	To provide an appropriate level of equity reward to the next level of executives where market data would support their inclusion in an annual equity award plan.
•	To create a system that would provide broad equity opportunities for selected executives and recognize individual performance.
For fiscal year 2006 we continued the program adopted in fiscal year 2005 that significantly reduced the number of stock options granted and significantly increased the use of restricted stock units. The program has three tiers of awards. Tier 1 is made up of the CEO and eight Corporate Officers who are direct reports to the Chief Executive Officer. Tier 2 consists of 30 other key executives, and Tier 3 encompasses all other executives at Herman Miller.
The plan structure for fiscal year 2006 was as follows:
•	Annual grants of restricted stock units for Tiers 1 and 2 equal 50 percent of the total long-term incentive value which increase or decrease with annual EVA performance. The award has a minimum opportunity of 0.5 and a maximum opportunity of 1.5 times the target value and a 5-year cliff vest. Tier 3 executives received 20 percent of their long-term incentive value in Restricted Stock Units that are not influenced by EVA performance.
•	Annual premium stock option grants for Tiers 1 and 2 equal 50 percent of target long-term incentive value. The options have a 10-year term and a 3-year ratable vest. The exercise price is set at fair market value on the date of the grant, plus 10 percent. Tier 3 executives received 80 percent of their long-term incentive value in the form of Premium stock options.
Target long-term incentive values are fixed by the Committee. The value of the option grants during fiscal year 2006 was determined using the Black-Scholes valuation model.
During fiscal year 2006, the Committee, in consultation with Towers Perrin, revisited the structure of the Long Term Incentive Plan, with three goals in mind; 1) Better aligning the expense of the plan with the actual results of the business in any one fiscal year, 2) Establishing a longer-term time horizon to judge performance when making long-term incentive awards, 3) Examining the mix at all three tiers between options and shares.
The Committee has made the following changes to the plan, effective for the awards to be granted in July 2007.
•	Treat all three tiers the same in distribution between Performance Shares and Non-Premium Priced Stock Options (One-third performance shares, one-third non-premium priced stock options, and one-third to be selected by the participant between the two forms of equity awards).

•	Move from Restricted Stock Units to Performance Share awards, based on a three-year EVA target.

•	For the Performance shares, measure performance over a three-year period, with a cumulative target of 3X. (1X target x three-year performance period). The payout for those shares can vary between 0 and 200% of target for the cumulative three-year results. There will be no payment of dividends during the performance period and the shares will not actually be granted until the end of the three-year plan.
•	The options vest equally over three years, have a ten year life and are priced at fair market value on the date of grant.
•	Accounting rules require that all participants must be selected prior to the grant date and notified pursuant to FASB guidelines.
The new plan retains the key elements of EVA measurement and employee ownership and aligns the interests of shareholders and executives while better matching the expense in any given year to the performance of the business in that year.
Retirement Programs
The Committee approves the overall design of the retirement plans for Herman Miller employees. The investment policies of the Profit Sharing, 401(k), and Pension Funds and oversight of the management and performance of the funds and the investment advisors is the responsibility of the Executive Committee.
Key Executive Deferred Compensation
The Key Executive Deferred Compensation Plan permits certain Corporate Officers, selected by the Committee, to elect to defer a portion of their EVA cash bonus and have it denominated in company stock. The Committee has historically authorized an incentive in the form of a premium denominated in Herman Miller, Inc., common shares equal to 30 percent of the amount deferred up to a maximum of 50 percent of the EVA cash bonus deferred. The Committee believes that this program provides an additional opportunity and incentive for the key executives to increase their ownership level in the company. In 2006, executives deferred a total of $327,957 and the company’s matching contribution was $98,387.
1994 Key Executive Stock Purchase Assistance Plan
This Plan was originally adopted to assist executives in attaining their stock ownership requirements. Under the terms of this Plan, loans were made to key executives for the purpose of purchasing company stock. All loans are full recourse loans. Each loan is evidenced by a promissory note from the participating executive and is secured by the shares purchased with the loan proceeds. Each year, executives can earn the repayment of a portion of the principal and interest due on these loans, provided that certain corporate performance goals (EVA) are attained. For fiscal 2006, the Committee approved a 18.272 percent earn-out based on the financial results achieved. Accordingly, principal payments of $143,251 and interest payments of $24,277 were earned for fiscal 2006. During the course of the loan, the Plan prohibits participants from earning repayment of more than 80 percent of the original principal amount of any loan, plus interest accrued on the loan, prior to the maturity of the loan. There are loans outstanding to executives totaling $203,565. No loans under this plan were made in the past six fiscal years, and the Committee will not permit any new loans to be made. Existing loans may be paid in accordance with their prevailing terms, but may not be materially modified.

Change In Control Employment Agreements
The Board of Directors has authorized the Chairman of the Board to offer severance agreements to certain officers to protect against an employee’s termination of employment following a “change in control.” These agreements provide benefits on a basis equivalent to that which existed immediately prior to such change in control. The agreements specify certain payments upon termination of employment or a change in the basis of employment. Under the agreements, the executive is entitled to a lump sum severance payment. In the case of the President and Chief Executive Officer, this payment includes an amount equal to the greater of three times the base salary and target EVA bonus or three times the base salary and average bonus for the last three fiscal years and a “gross-up” amount, which will in general effectively reimburse the President and Chief Executive Officer for any amounts paid under Federal excise tax.
Compensation of the Chief Executive Officer
For the period of fiscal 2006, Brian C. Walker held the role of President and Chief Executive Officer. The following describes the compensation he received in that capacity:
Mr. Walker was paid a base salary of $569,231and an executive incentive cash bonus of $884,215. Mr. Walker’s total cash compensation for fiscal 2006 was $1,453,446. Mr. Walker was also entitled to use a company-chartered aircraft for both business and personal travel, up to a value of $150,000 for the fiscal year. Mr. Walker made a number of business trips under this arrangement. He also made three personal trips, the value of which was less than $5,000. In July 2006, the Committee granted Mr. Walker 20,066 stock options at a 10% premium strike price over market value with a three-year ratable vest and 8,105 restricted stock units with a five-year cliff vest under the Long-Term Incentive Plan. The Committee believes that the significant ownership position created by these actions will continue the close alignment of Mr. Walker’s interests with those of the shareholders.
Deductibility of Compensation
The income tax laws of the United States limit the amount the company may deduct for compensation paid to the company’s CEO and the other four most highly paid executives. Certain compensation that qualifies as “performance based” under IRS guidelines is not subject to this limit. All compensation paid by the company during fiscal 2006 meets the requirements for deductibility.
David O. Ulrich (chair) Mary V. Andringa J. Barry Griswell

Summary Compensation Table
The following table sets forth the compensation received by the Named Executives for each of the three fiscal years ended June 3, 2006, May 28, 2005, and May 29, 2004.

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation		All Other
		Salary(1)	Bonus(2)			Awards	Payouts	Compensation(5)
		($)	($)	Restricted		Securities	LTIP	($)
				Stock Awards		Underlying	Payouts(4)
				($)		Options/SARS(3)	($)
						(#)
Brian C. Walker,	2006	569,231	884,215	—		28,171	178,010	18,108
President and	2005	457,981	248,241	2,580,000	(6)	24,805	133,805	13,756
Chief Executive Officer	2004	375,000	143,194	—		219,136	127,572	9,280

Elizabeth A. Nickels,	2006	342,731	186,872	—		53,738	117,733	18,108
Executive Vice President and	2005	286,000	88,532	—		40,669	90,334	13,616
Chief Financial Officer	2004	286,000	39,003	—		86,636	86,471	9,280

Andrew J. Lock,	2006	287,692	313,798	—		18,781	—	18,373
Executive Vice President and	2005	220,000	130,236	—		16,537	—	13,217
Chief Administrative Officer	2004	210,000	45,822	—		40,000	—	6,352

John Portlock,	2006	284,160	305,580	—		7,512	—	(7)
President, Herman Miller	2005	260,400	161,232	—		6,614	—	(7)
International	2004	241,472	65,680	—		40,000	—	(7)

Gary S. Miller,	2006	273,223	297,941	—		18,781	—	20,130
Chief Development Officer	2005	228,800	141,650	—		16,537	—	15,666
	2004	228,800	62,405	—		75,000	—	11,302

(1)	Includes amounts deferred by employees pursuant to Section 401 (k) of the Internal Revenue Code.

(2)	Represents amounts paid under our Incentive Cash Bonus Plan. It excludes amounts deferred at the election of the Named Executives and payable in shares of our stock under the Key Executive Deferred Compensation Plan.

(3)	Long-term Awards reflected as being granted in fiscal 2006, for that year’s performance, but which were actually issued in the subsequent fiscal year include the following number of premium priced options—Mr. Walker,—20,066, Ms. Nickels—18,394, Mr. Lock—13,378, Mr. Portlock—5,351, Mr. Miller—13,378 and the following number of restricted stock units—Mr. Walker—8,105, Ms. Nickels—7,430, Mr. Lock—5,403 Mr. Portlock—2,161, Mr. Miller—5,403. In addition Ms. Nickels was granted 27,914 option awards in connection with the exercise of an option with a reload feature.

(4)	Represents amounts earned under our Key Executive Stock Purchase Assistance Plan and applied to the repayment of loans made thereunder. No new loans may be extended under this plan. At June 3, 2006, the outstanding loans were—Mr. Walker, $88,262 and Ms. Nickels, $115,303.

(5)	Amounts represent contributions by us pursuant to our defined contribution retirement plans except for payments of $2,022 each year by us of premiums for life insurance for the benefit of Mr. Miller.

(6)	This amount represents the value of 100,000 shares of our common stock (based on the closing prices on the date of grant of $25.80) granted to Mr. Walker under the terms of his share grant agreement. The grant vests at the end of five years following the grant date. The shares are subject to forfeiture provisions that lapse when the shares become vested. Dividends are payable on the restricted shares at the same rate as dividends on our common stock. Full vesting will occur in 2009. At June 3, 2006, the value of Mr. Walker’s 100,000 unvested and restricted shares, based on the closing price of our stock on that date ($30.34 per share), equaled $3,034,000.

(7)	Mr. Portlock serves the company through its United Kingdom subsidiary. As such, his benefits are paid according to the benefits paid in the United Kingdom, which are different from the benefits in the United States. His benefits include medical insurance, car allowance, spouse travel, and contributions to a pension plan. In 2004, 2005, and 2006 his fringe benefits did not exceed 10 percent of his base plus bonus.

Option Grants in Last Fiscal Year
The following table provides information on options granted to the Named Executives during the year ended June 3, 2006.

Name	Number of Securities		Percentage of	Exercise or	Expiration	Grant Date Present
	Underlying Options		Total Options	Base Price	Date	Value(2)
	(#)		Granted to	(per share)(1)		($)
			Employees in	($)
			Fiscal Year
Brian C. Walker	18,709		4.01%	33.517	6/27/2015	149,998
Elizabeth A. Nickels	17,150		3.67%	33.517	6/27/2015	137,498
	22,640	(3)	4.85%	27.990	2/07/2010	181,962
	2,788	(3)	0.60%	27.990	6/29/2011	24,167
	2,486	(3)	0.53%	27.990	4/23/2012	21,549
Andrew J. Lock	12,473		2.67%	33.517	6/27/2015	100,001
John Portlock	4,989		1.07%	33.517	6/27/2015	39,999
Gary S. Miller	12,473		2.67%	33.517	6/27/2015	100,001

(1)	The exercise price equals the prevailing market price of our stock on the date of grant plus a 10% premium except for the securities noted at (3) below for which the exercise price equals the prevailing market price of our stock on the date of grant. The exercise price may be paid in cash or by delivery of previously owned shares, or a combination of cash and such shares.

(2)	For the options expiring on February 07, 2010, June 29, 2011, April 23, 2012, and June 27, 2015, the values reflect standard application of the Black-Scholes option pricing model based on (a) expected stock price volatility of .30 (b) risk free rate of return of 4.36, 4.38, 4.38 and 3.72 percent, (c) a cash dividend yield of 1 percent, and (d) an expected time of four to five years to exercise. The actual value, if any, of the options granted is dependent upon the market values of the company’s common stock subsequent to the date the options become exercisable.

(3)	Reflects options granted pursuant to stock option reload rights contained in certain option agreements. The rights permit employees to receive new options if an employee exercises options by trading in shares. The employees received new options equal to the shares that were traded in. The reload options retain the expiration date of the original option, but the exercise price equals the fair market value of the company’s stock on the date of grant of the reload option. Reload options were granted on October 18, 2005, totaling 81,641.

Aggregated Stock Option Exercises in Fiscal 2006 and Year End Option Values
The following table provides information on the exercise of stock options during fiscal 2006 by the Named Executives and the number and value of unexercised options at June 3, 2006.

Name	Shares	Value	Number of Securities		Value of Unexercised
	Acquired	Realized(1)	Underlying Unexercised		In the Money Options
	on Exercise	($)	Options at June 3, 2006		at June 3, 2006(2)
	(#)			(#)		($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brian C. Walker	241,556	1,584,574	54,200	18,709	269,830	—
Elizabeth A. Nickels	70,242	482,748	131,159	45,064	821,589	65,598
Andrew J. Lock	—	—	95,051	12,473	568,838	—
John Portlock	8,000	184,962	158,460	4,989	994,183	—
Gary S. Miller	97,470	1,040,721	188,910	12,473	1,051,140	—

(1)	Represents the aggregate market value of shares acquired at time of exercise, less the aggregate exercise price paid by the employee.

(2)	Values are based on the difference between the closing price of our stock on June 3, 2006, ($30.34) and the exercise prices of the options.
Long-Term Incentive Plans—Awards in Last Fiscal Year

Name	Number of shares, units		Performance
	or other rights(1)		or other period until
	(#)		maturation or payout(2)
Brian C. Walker	6,142	(1)	5 years(2)
Elizabeth A. Nickels	5,630	(1)	5 years(2)
	8,551	(3)	3 years(4)
Andrew J. Lock	4,095	(1)	5 years(2)
John Portlock	1,637	(1)	5 years(2)
Gary S. Miller	4,095	(1)	5 years(2)

(1)	Represents the number of units credited to an employee’s account under the terms of our Long-term Incentive Plan. Under the terms of the Plan, participants may receive restricted stock units and dividend equivalents on those units. Restricted stock units are payable only in shares of our common stock.

(2)	Stock Units credited to a participant’s account vest 100 percent on the fifth anniversary of the grant provided that the participant is employed by us or retires (subject to certain post retirement conditions). The Plan allows for prorated vesting in the event of a participant’s death, disability, or change in employment status. Terminations due to a change in control will result in immediate and unconditional vesting.

(3)	Represents the number of units credited to an employee’s account under the terms of our Key Executive Deferred Compensation Plan (the “Plan”). Under the terms of the Plan, participants may elect to defer all or a portion of his or her cash incentive bonus payment. Deferred amounts are credited in stock units, based on the value of our stock as of the end of the month in which the bonus would have been paid to the employee. Stock units are payable only in shares of our common stock. Includes the following number of units credited to the Named Executive’s premium account, as described in footnote (4) , Elizabeth A. Nickels—1,973.

(4)	Stock Units credited to a participant’s account due to the premium percentage are credited to a separate premium account, which vests at the rate of 33-1/3 percent, beginning on the first anniversary of the deferral, and each anniversary thereafter, provided that the participant is employed by us. The Plan allows for accelerated vesting in the event of a participant’s death, disability, retirement, change in employment status or termination due to a change in control, as defined in our Plan for Severance Compensation After Hostile Takeover, as amended and restated.

Equity Compensation Plan Information
As noted in the Executive Compensation Committee Report, we maintain certain equity compensation plans under which common stock is authorized for issuance to employees and directors in exchange for services. In addition, we maintain the Nonemployee Officer and Director Stock Option Plan, Long Term Incentive Plan, 2000 Employee Stock Option Plan, Employees’ Stock Purchase Plan, and various employee ownership and profit sharing plans under which common stock is authorized for issuance to employees and directors in exchange for services.
The 2000 Employee Stock Option Plan is our only equity compensation plan under which common stock is authorized for issuance that has not been approved by our shareholders. Under the 2000 Employee Stock Option Plan, each full- or part-time employee of the company, or any U.S. or Canadian subsidiary, and certain foreign subsidiaries who was not eligible to participate in the Long-Term Incentive Plan, received a one-time, nontransferable grant of a nonqualified stock option to purchase 100 shares of our common stock, at fair market value of the shares on the grant date. The options were not exercisable until after one year of continuous employment from the grant date and remain exercisable until the earlier of 10 years after the grant date or three months after termination of employment (other than termination due to of retirement, disability, or death, which events allow for a longer exercise period). The Board is sensitive to dilution of shareholder interests resulting from the granting of stock options and therefore has allocated the options granted under this plan against the authorized shares available under the Long-term Incentive Plan.
The following table sets forth certain information regarding the above referenced equity compensation plans as of June 3, 2006.

Plan category	Number of securities	Weighted-average	Number of securities
	to be issued upon exercise	exercise price of	remaining available for
	of outstanding options	outstanding options,	future issuance under
	warrants and rights(1)	warrants and rights	equity compensation
			plans (excluding securities
			reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,945,338	$25.66	5,440,843	(2)
Equity compensation plans not approved by security holders	385,370	$27.26	—
Total	4,330,708	$25.80	5,440,843

(1)	We have not granted warrants or rights applicable to this chart.

(2)	The number of shares remaining available for future issuance under our plans for awards other than options is limited to 12 percent of the shares authorized by shareholders. There are 720,766 shares remaining available for future issuance for awards other than options.
Pension Plan
We maintain a cash balance retirement income plan under which we credit the account of each eligible participant each quarter with an amount equal to 4 percent of the participant’s compensation for the quarter, subject to a maximum annual compensation of $220,000. Each quarter a participant’s cash balance is credited with interest at the 30-year U.S. Treasury security rate, established as of the month of April preceding each plan year, on the previous quarter-end balance. Upon retirement and subject to completion of at least five years of service, participants may be paid the cash balance in a lump sum or in monthly payments for the remaining life of the participant. Under current tax law, annual benefits payable at retirement may not exceed $175,000.

Other Arrangements
We maintain a Salary Continuation Plan, which provides that an officer’s base salary (as shown in the “Salary” column of the Summary Compensation Table) will be continued for twelve months after termination of the officer’s employment. Under this plan, benefits terminate if the officer performs services for a competitor, and benefits are offset for any noncompetitor payments for services. No benefits are payable under the plan if an officer dies, retires, voluntarily terminates employment, or is terminated for malfeasance.
Shareholder Return Performance Graph
Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on our common stock with that of the cumulative total return of the Standard & Poor’s 500 Stock Index and the NASD Non-Financial Index for the five-year period ended June 3, 2006. The following information is based on an investment of $100 on June 3, 2001 in our common stock, the Standard & Poor’s 500 Stock Index, and the NASD Non-Financial Index, with dividends reinvested.

	2001	2002	2003	2004	2005	2006
Herman Miller, Inc.	$100	$88	$73	$91	$114	$117
S&P 500 Index	$100	$86	$79	$93	$102	$111
NASD Non-Financial	$100	$73	$72	$90	$94	$99

Section 16(a) Beneficial Ownership Reporting Compliance
Our directors and officers, as well as any person holding more than 10 percent of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for James E. Christenson who had one delinquent filing.
Submission of Shareholder Proposals for the 2007 Annual Meeting
Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at our 2007 annual meeting of shareholders may do so in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2007 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us at our principal executive offices at 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302, no later than April 26, 2007.
For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit management to vote proxies at its discretion if we: (1) receive notice of the proposal before the close of business on July 10, 2007, and advise shareholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (2) do not receive notice of the proposal prior to the close of business on July 10, 2007. Notices of intention to present proposals at the 2007 annual meeting should be addressed to our Corporate Secretary, at our principal executive offices at 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302.
As of August 24, 2006, no proposals to be presented at the 2006 annual meeting had been received by us.
Under our Bylaws, no business may be brought before an annual shareholder meeting unless it is specified in the notice of the meeting and included in the accompanying proxy materials, or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to us (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than thirty (30) days prior to the date of the originally scheduled meeting. If less than forty (40) days advance notice of the meeting is given, the notice must be received by us no later than the close of business on the tenth day following the date on which the notice of the scheduled meeting was first mailed to our shareholders.

Miscellaneous
The cost of the solicitation of proxies will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic means by a few of our regular employees. We may reimburse brokers and other people holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.
Our mailing for the fiscal year ended June 3, 2006, includes the Notice of 2006 Annual Meeting of Shareholders, the Proxy Statement, and the 2006 Annual Financial Statements. A copy of our Report on Form 10-K filed with the Securities and Exchange Commission is available, without charge, upon written request from the Secretary of the company, 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302.
Shareholders are urged to date and sign the enclosed proxy and return it promptly to us in the enclosed envelope. Questions related to your holdings can be directed as follows:
Computershare Investor Services, LLC, 250 Royall Street, Canton, Massachusetts 02021
Phone: 1 800 446 2617 inside the United States
Phone: 1 781 575 2723 outside the United States
http://www.computershare.com
By Order of the Board of Directors
Daniel C. Molhoek, Secretary to the Board August 24, 2006

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 JNT

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

A	Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Douglas D. French	☐	☐

02 - John R. Hoke III	☐	☐

03 - James R. Kackley	☐	☐

04 - Michael A. Volkema	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the year ending June 2, 2007.	☐	☐	☐

	Mark this box with an X if you have made comments below.	☐
3. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign this proxy exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box
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0 1 0 3 3 2 1	1 U P X	C O Y
001CD40001                               00LVAD

Proxy - Herman Miller, Inc.

This Proxy is solicited on behalf of the Board of Directors
By signing this card, voting by telephone, or voting by Internet, the shareholder appoints James E. Christenson and Michael A. Volkema and each of them, as attorneys, with the power of substitution (“the Proxies”), to vote the shares of Common Stock of Herman Miller, Inc. (“the Company”) held of record by the undersigned on July 31, 2006 at the Annual Meeting of Shareholders to be held at The Westin, Detroit Metropolitan Airport, Columbus Room, 2501 Worldgateway Place, Detroit, Michigan on Thursday, September 28, 2006.
Election of four Directors, each for a term of three years. Nominees:
(01) Douglas D. French
(02) John R. Hoke III
(03) James R. Kackley
(04) Michael A. Volkema
The proxies will vote your shares in accordance with your direction on this card. If you do not indicate your choice on this card, the Proxies will vote your shares “FOR” the nominees and “FOR” the proposal.
All shares votable hereby and the undersigned includes shares, if any, held for my account in the Company’ Employee Stock Ownership Plan and Employee Stock Purchase Plan.
You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card, vote by Internet or vote by telephone.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Receive Future Proxy Materials Electronically
Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send all future voting materials to you by email, along with a link to Herman Miller’s proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare.com\us\ecomms and follow the prompts.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on September 28, 2006.
THANK YOU FOR VOTING